WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.


<ARTICLE> UT EXHIBIT 27

Exhibit 27.01

<LEGEND>
This schedule contains summary financial information extracted from the Consolidated Statements of Income, Consolidated Balance Sheets and Consolidated
Statements of Cash Flows and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          DEC-31-1994
<PERIOD-END>                               JUN-30-1995
<BOOK-VALUE>                                  PER-BOOK
<TOTAL-NET-UTILITY-PLANT>                    4,259,653
<OTHER-PROPERTY-AND-INVEST>                    617,300
<TOTAL-CURRENT-ASSETS>                         638,826
<TOTAL-DEFERRED-CHARGES>                       357,328
<OTHER-ASSETS>                                 130,772
<TOTAL-ASSETS>                               6,003,879
<COMMON>                                       168,767
<CAPITAL-SURPLUS-PAID-IN>                      570,732
<RETAINED-EARNINGS>                          1,215,505
<TOTAL-COMMON-STOCKHOLDERS-EQ>               1,943,707<F1>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                    240,469
<LONG-TERM-DEBT-NET>                         1,465,599
<SHORT-TERM-NOTES>                               5,829
<LONG-TERM-NOTES-PAYABLE>                            0
<COMMERCIAL-PAPER-OBLIGATIONS>                 304,100
<LONG-TERM-DEBT-CURRENT-PORT>                  168,324
<PREFERRED-STOCK-CURRENT>                            0
<CAPITAL-LEASE-OBLIGATIONS>                          0
<LEASES-CURRENT>                                     0
<OTHER-ITEMS-CAPITAL-AND-LIAB>               1,864,554<F1>
<TOT-CAPITALIZATION-AND-LIAB>                6,003,879
<GROSS-OPERATING-REVENUE>                    1,250,840
<INCOME-TAX-EXPENSE>                            73,575<F2>
<OTHER-OPERATING-EXPENSES>                   1,034,658
<TOTAL-OPERATING-EXPENSES>                   1,094,980
<OPERATING-INCOME-LOSS>                        155,860
<OTHER-INCOME-NET>                              47,419<F2>
<INCOME-BEFORE-INTEREST-EXPEN>                 190,026
<TOTAL-INTEREST-EXPENSE>                        62,024
<NET-INCOME>                                   128,002
<PREFERRED-STOCK-DIVIDENDS>                      6,327
<EARNINGS-AVAILABLE-FOR-COMM>                  121,675
<COMMON-STOCK-DIVIDENDS>                        89,361
<TOTAL-INTEREST-ON-BONDS>                       55,042
<CASH-FLOW-OPERATIONS>                         225,803
<EPS-PRIMARY>                                    $1.81
<EPS-DILUTED>                                        0

<F1>$(11,297) thousand of Common Stockholders' Equity is classified as Other
Items-Capitalization and Liabilities. This represents the net of leveraged common stock held by the Employee Stock Ownership Plan and the currency translation adjustments.
<F2>$13.253 million of non-operating income taxes are classified as Income Tax
Expense. The financial statement presentation includes them as a component of Other Income and Deductions - Net.


